                              EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made this 17th day of September, 2003, effective as of September 13, 2003, by and between Northeast Pennsylvania Financial Corp. (the "Company"), a corporation organized under the laws of Delaware, with its principal offices at 12 East Broad Street, Hazleton, Pennsylvania, 18201, First Federal Bank (the "Bank"), a federally chartered stock savings bank organized under the laws of the United States of America, with its principal offices at 12 East Broad Street, Hazleton, Pennsylvania, 18201 and Thomas M. Petro ("Executive").

     WHEREAS, the Company and Bank desire to continue to assure both entities of the services of Executive as President and Chief Executive Officer for the period provided for in this Agreement; and

     WHEREAS, Executive and the Board of Directors of both the Company and Bank desire to enter into an agreement setting forth the terms and conditions of the employment of Executive and the related rights and obligations of each of the parties.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1.   Position and Responsibilities.

     (a) During the period of Executive's employment under this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Company and the Bank. Executive shall have responsibility for the general management and control of the business and affairs of the Company and its subsidiaries, including the Bank, and shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer or which, consistent with those offices, are delegated to him by the Board of Directors of Company and Bank. During the term of this Agreement, Executive also agrees to serve as a director of the Company and Bank, and such of its subsidiaries as the Board of Directors of such subsidiary deems necessary.


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

     (b) During the period of Executive's employment under this Agreement, except for periods of absence occasioned by illness, vacation, and reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties under this Agreement, including activities and services related to the organization, operation and management of the Company and its subsidiaries, including the Bank, as well as participation in community, professional and civic organizations; provided, however, that, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations listed by Executive on his annual conflict of interest reporting.

     (c) The Bank or the Company (as they shall determine), will furnish Executive with the working facilities and staff customary for executive officers with the titles and duties set forth in this Agreement and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Bank.

2.   Term of Employment.

     (a) The term of Executive's employment under this Agreement shall be deemed to have commenced as of September 13, 2003 and shall continue for a period of twelve (12) full calendar months thereafter.

     (b) The Compensation Committees of the Boards of Directors of the Company and Bank will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement for an additional year. The Agreement shall be automatically extended for an additional period of twelve (12) full calendar months, unless the Compensation Committees of the Boards of Directors of Bank and Company shall make a recommendation to the full Board not to extend the Agreement. The Chairman of the Boards of Directors will give notice to the Executive as soon as possible if the Boards have decided not to extend the Agreement.

     (c) Notwithstanding anything contained in this Agreement to the contrary, either Executive, the Company or the Bank may terminate Executive's employment at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.



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

3.   Compensation and Benefits.

     (a) The Bank or the Company (as they shall determine), shall pay Executive as compensation a salary of $214,500 per year ("Base Salary"). In addition to the Base Salary provided in this Paragraph 3(a), the Bank shall also provide Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. If Executive's Base Salary is increased, such Increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. For purposes of Paragraph 4(b) and 5(c), Base Salary shall also be deemed to include payments of incentive compensation made to Executive pursuant to any incentive compensation plan in effect during any term of Executive's employment.

     (b) Executive shall be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, profit-sharing plans, or any other employee benefit plan or arrangement made available by the Bank or Company in the future to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan of the Bank or Company in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement. From time to time, and as determined by the Boards of Directors of the Company and the Bank, Executive may be entitled to participate in or receive benefits under plans relating to stock options and restricted stock awards that are made available by the Company or the Bank at any time in the future during the term of this Agreement, subject to and on a basis consistent with the terms, conditions and overall administration of such plans.

     (c) The Company or Bank (as they shall determine) shall also pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred in the performance of Executive's obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board of Directors of the Company or Bank may from time to time determine.

     (d) The Bank shall also pay Executive a one time payment of Fifteen Thousand and no/100 ($15,000.00) Dollars as a Housing Allowance to be applied by Executive as he in his sole discretion may determine.




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

     (e) Executive shall take vacation at a time mutually agreed upon by the Company, Bank and Executive. Executive shall receive his base salary and other benefits during periods of vacation. Executive shall also be entitled to paid legal holidays in accordance with the policies of the Bank.

4.   Payments to Executive Upon an Event of Termination.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Paragraph 4 shall apply. Unless Executive otherwise agrees, as used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Company or Bank of Executive's full-time employment for any reason other than a termination governed by Paragraph 7 of this Agreement; or (ii) Executive's resignation from the Bank or Company, upon, any (A) notice to Executive of non-renewal of the term of this Agreement (B) failure to reappoint Executive as President and Chief Executive Officer, (C) material change in Executive's functions, duties, or responsibilities with the Bank, the Company or its subsidiaries, which change would cause Executive's position(s) to become of lesser responsibility, importance, or scope from the position and attributes thereof described in Paragraph 1 of this Agreement, (D) relocation of Executive's principal place of employment by more than twenty-five (25) miles from its location at the Effective Date of this Agreement, (E) material reduction in the benefits and perquisites provided to Executive from those being provided as of the Effective Date of this Agreement, (F) liquidation or dissolution of the Company or the Bank, or (G) breach of this Agreement by the Bank or Company. Upon the occurrence of any event described in clauses (A),
          (B), (C), (D), (E), (F) or (G), above, Executive shall have the right to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six
          (6) full calendar months after the event giving rise to Executive's right to elect to terminate his employment.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Paragraph 8, the Company and Bank (as they shall determine) shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be an amount equal to the sum of: (i) Six (6) months Base Salary if the Event of Termination occurs during the first year of the Agreement, (ii) One year's Base Salary if the Event of Termination occurs during the first renewal of the Agreement, (iii) Two (2) years Base Salary if the Event of Termination occurs during any subsequent renewal of the Agreement. In the event the Bank or the Company is not in compliance with its minimum capital requirements or if such payments pursuant to this subsection (b) would cause the Company or Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as either the Company or the Bank or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Company or Bank (as they shall determine) will cause to be continued medical, dental, life and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   Change in Control.

     (a) For purposes of this Agreement, a "Change in Control" shall mean an event that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Paragraph 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, or the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Boards of Directors of Bank and Company shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Paragraphs 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit or stock-based compensation plan of the Company or its subsidiaries; or
          (B) individuals who constitute the Board of Directors of Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

     (b) If any of the events described in paragraph (a) of this Paragraph 5, constituting a Change in Control, have occurred or the Boards of Directors determine that a Change in Control has occurred, Executive shall be entitled to the benefits provided for in subsections (c) and
          (d) of this Paragraph 5 upon his termination of employment at any time during the term of this Agreement and any extensions thereof, on or after the date the Change in Control occurs due to (i) Executive's dismissal, (ii) Executive's resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits or relocation of his principal place of employment by more than twenty-five (25) miles from its location immediately prior to the Change in Control or (iii) Executive's resignation for any reason within the sixty (60) day period following the date that is one year from the date the Change in Control occurred, unless Executive's termination is for Just Cause as defined in Paragraph 7 of this Agreement; provided, however, that such benefits shall be reduced by any payment made under Paragraph 4 of this Agreement.

     (c) Upon the occurrence of a Change in Control followed by Executive's termination of employment, as provided for in paragraph (b) of this Paragraph 5, the Company or Bank (as they shall determine) shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries or his estate, as the case may be, as severance pay, a sum equal to the greater of: (i) the payments and benefits due for the remaining term of the Agreement or (ii) three (3) times Executive's Average Base Salary and incentive compensation for the three (3) preceding taxable years or (iii) three (3) times Executive's Base Salary plus incentive compensation for the most recent taxable year or portion thereof.

     (d) Upon the occurrence of a Change in Control and Executive's termination of employment in connection therewith, the Bank and Company (as they shall determine) will cause to be continued life, retirement, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive and any of his dependents covered under such plans immediately prior to the Change in Control. Such coverage and payments shall cease upon the expiration of sixty (60) full calendar months following the Date of Termination. In the event Executive's participation in any such plan or program is barred, the Bank and Company (as they shall determine) shall arrange to provide Executive and his dependents with benefits substantially similar to those of which Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or at the election of Executive, provide their economic equivalent.

6.   Change in Control Related Provisions.

     Notwithstanding the provisions of Paragraph 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the maximum amount allowable as a deduction by the Bank or Company, as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Paragraph 5 shall be determined by Executive.

7.   Termination for Just Cause.

     The phrase termination for "Just Cause" shall mean termination because of Executive's personal dishonesty, incompetence willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order issued by the Office of Thrift Supervision, the Securities and Exchange Commission, or any regulatory agency having jurisdiction over the Bank or Company, or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the members of the Boards of Directors of the Company and the Bank at a meeting of the Board of Directors of the Company or the Bank called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Boards of Directors), finding that in the good faith opinion of the Boards of Directors, Executive was guilty of conduct justifying termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after termination for Just Cause. During the period beginning on the date of the Notice of Termination for Just Cause pursuant to Paragraph 7 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such termination for Just Cause.

8.   Notice.

     (a) Any purported termination by the Bank or Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Just Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank and Company (as they shall determine) will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid pursuant to this provision shall be in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.





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

9.   Post-Termination Obligations.

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Paragraph 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Company and Bank as may reasonably be required by the Company and Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. Bank and Company (as they shall determine) shall reimburse Executive all reasonable expenses, including costs, fees and expenses for Executive's counsel in complying with the provisions of this Paragraph 9.

10.  Non-Competition and Non-Disclosure.

     (a) Upon any termination of Executive's employment pursuant to either Paragraph 4 or 5 of this Agreement, at any time after September 13, 2004, Executive agrees not to compete with Bank or Company or its subsidiaries for a period of one (1) year following such termination in any city, town or county in which Executive's normal business office is located and the Bank or Company or any of its subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors of either Bank or Company. Should such termination occur during the first year of Executive's employment, the term of Executive's agreement not to compete with the Bank or the Company or its subsidiaries, shall be for a period of six (6) months. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank or Company or its subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Bank or Company or its subsidiaries, its business and property in the event of Executive's breach of this Paragraph 10 Subsection (a) agree that in the event of any such breach by Executive, the Bank or Company or its subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Paragraphs 4 or 5 of this Agreement, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank or Company or its subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank or Company or its subsidiaries from pursuing any other remedies available to the Bank or Company or its subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and Company and its subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank and Company and its subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank and Company and its subsidiaries thereof to any person, firm, corporation or other entity for any reason or purpose whatsoever unless expressly authorized by the Boards of Directors of Bank or Company or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or Company or its subsidiaries. In the event of a breach or threatened breach by Executive of the provisions of this Paragraph 10 Section (b), the Bank and Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or Company or its subsidiaries or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank or Company or its subsidiaries from pursuing any other remedies available to either for such breach or threatened breach, including the recovery of damages from Executive.

11.  Death and Disability.

     (a) Death. Notwithstanding any other provision of this Agreement to the contrary, in the event of Executive's death during the term of this Agreement, the Bank or Company (as they shall determine) shall immediately pay his estate any salary and bonus accrued but unpaid as of the date of his death, and, for a period of six (6) months after Executive's death, the Bank shall continue to provide his dependents' medical insurance benefits existing on the date of his death and shall pay Executive's designated beneficiary all compensation that would otherwise be payable to him pursuant to Paragraph 3(a) of this Agreement. This provision shall not negate any rights Executive or his beneficiaries may have to death benefits under any employee benefit plan of the Company or the Bank.

     (b)  Disability

          (i) The Bank or Company or Executive may terminate Executive's employment after having established Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and that results in Executive becoming eligible for long-term disability benefits under the Company's or the Bank's long-term disability plan (or, if the Company or the Bank has no such plan in effect, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty
               (180) consecutive days). The Boards of Directors shall determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, the Boards of Directors may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

          (ii) In the event of Disability, Executive's obligation to perform services under this Agreement will terminate. In the event of such termination, Executive shall continue to receive (x) one hundred percent (100%) of his monthly Base Salary (at the annual rate in effect on the Date of Termination) through the one hundred eightieth (180th) day following the Date of Termination by reason of Disability and (y) sixty percent (60%) of his monthly base salary from the one hundred eighty-first (181st) day following termination through the earlier of the date of his death or the date he attains age 65. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to Executive under any disability program sponsored by the Company or the Bank. In addition, during any period of Executive's Disability, Executive and his dependents shall, to the greatest extent possible, continue to be covered under all benefit plans (including, without limitation, retirement plans and medical, dental and life insurance plans) of the Company or the Bank in which Executive participated prior to the occurrence of Executive's Disability, on the same terms as if Executive were actively employed by the Bank or Company.

12.  Source of Payments.

     All payments provided for in this Agreement shall be timely paid in cash or check from the general funds of the Bank. Company and Bank reserve the right to make payments provided for in this Agreement from general funds of the Company.

13.  Effect of Prior Agreements and Existing Benefit Plans.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank, Company or any predecessor of the Bank, Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.  No Attachment.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of Executive, the Bank, the Company and their respective successors and assigns.

15.  Modification and Waiver.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  Severability.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  Headings for Reference Only.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  Governing Law.

     This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law of that State.

19.  Arbitration.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.  Payment of Legal Fees.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank or Company (as they shall determine), only if Executive is successful pursuant to a legal judgment, arbitration or settlement.

21.  Indemnification.

     (a) The Bank and Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) (in accordance with the By-Laws of both Bank and Company) to the fullest extent permitted under Delaware law or under the Bank's Charter against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company or Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Paragraph are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359 and any rules or regulations promulgated thereunder.







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

22.  Successor to the Company.

     The Bank and Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank and Company's obligations under this Agreement, in the same manner and to the same extent that the Bank and Company would be required to perform if no such succession or assignment had taken place.

     IN WITNESS WHEREOF, Northeast Pennsylvania Financial Corp. and First Federal Bank have caused this Agreement to be executed and its seal to be affixed hereunto by their duly authorized officer and Executive has signed this Agreement, on the 17th day of September, 2003.


ATTEST:                   NORTHEAST PENNSYLVANIA FINANCIAL CORP.

/s/ Jerry Holbrook   BY: /s/ Thomas L. Kennedy
------------------       ------------------------------------
                          For the Entire Board of Directors

ATTEST:                   FIRST FEDERAL BANK

/s/ Jerry Holbrook   BY:  /s/ Thomas L. Kennedy
------------------        -----------------------------------
                          For the Entire Board of Directors

WITNESS:

/s/ Dee Dee Lazur         /s/ Thomas M. Petro
------------------        --------------------------------
                          EXECUTIVE, Thomas M. Petro














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